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PRICEWATERHOUSECOOPERS
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                                                   | PricewaterhouseCoopers LLP
                                                   | Chartered Accountants
                                                   | 300 Brunswick House
                                                   | 44 Chipman Hill, PO Box 789
                                                   | Saint John, New Brunswick
                                                   | Canada E2L 4B9
                                                   | Telephone +1 (506) 632 1810
                                                   | Facsimile +1 (506) 632 8997



CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the inclusion in this amended Registration Statement of Thomas Equipment, Inc. on Form S8 of our report dated August 30, 2005 relating to the consolidated financial statements of Thomas Equipment Limited as of June 30, 2004 and 2003 and the related consolidated statements of operations and comprehensive loss, common and other shareholder's deficit, and cash flows for the years ended June 30, 2004 and 2003 and the three months ended September 30, 2004.


/s/ PricewaterhouseCoopers LLP

Saint John, New Brunswick, Canada
January 20, 2006




PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.